                             PP&L RESOURCES, INC.

    OFFER TO PURCHASE FOR CASH UP TO 17,000,000 SHARES OF ITS COMMON STOCK
                  AT A PURCHASE PRICE NOT IN EXCESS OF $27.00
                        NOR LESS THAN $24.50 PER SHARE

 THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON FRIDAY, SEPTEMBER 11, 1998, UNLESS THE OFFER IS EXTENDED.


To Our Clients:

  Enclosed for your consideration are the Offer to Purchase, dated August 14, 1998, and the related Letter of Transmittal (which together constitute the "Offer") in connection with the Offer by PP&L Resources, Inc., a Pennsylvania corporation (the "Company"), to purchase up to 17,000,000 shares (or such lesser number of shares as are properly tendered) of its Common Stock (the "Shares"), at a price not in excess of $27.00 nor less than $24.50 per Share, specified by tendering shareowners, upon the terms and subject to the conditions set forth in the Offer.

  The Company will determine a single price per Share, not in excess of $27.00 nor less than $24.50 per Share, net to the seller in cash (the "Purchase Price"), that it will pay for Shares properly tendered and not withdrawn pursuant to the Offer, taking into account the number of Shares so tendered and the prices specified by tendering shareowners. The Company will select the lowest Purchase Price that will allow it to purchase up to 17,000,000 Shares (or such lesser number of Shares as are properly tendered and not withdrawn) at a price not in excess of $27.00 nor less than $24.50 per Share. All Shares properly tendered at prices at or below the Purchase Price and not withdrawn will be purchased at the Purchase Price, upon the terms and subject to the conditions of the Offer, including the proration and odd lot provisions. Shares tendered at prices in excess of the Purchase Price and Shares not purchased because of proration will be returned. All Shares acquired in the Offer will be acquired at the Purchase Price. The Company reserves the right, in its sole discretion, to purchase more than 17,000,000 Shares pursuant to the Offer. See Sections 1 and 6 of the Offer to Purchase.

  If, prior to the Expiration Date (as defined in the Offer to Purchase), more than 17,000,000 Shares (or such greater number of Shares as the Company may elect to purchase) are properly tendered and not withdrawn, the Company will, upon the terms and subject to the conditions of the Offer, accept Shares for purchase first from Odd Lot Owners (as defined in the Offer to Purchase) who properly tender their Shares at or below the Purchase Price and then on a pro rata basis from all other shareowners whose Shares are properly tendered at or below the Purchase Price and not withdrawn. See Sections 1 and 3 of the Offer to Purchase.

  We are the owner of record of Shares held for your account. As such, we are the only ones who can tender your Shares, and then only pursuant to your instructions. WE ARE SENDING YOU THE LETTER OF TRANSMITTAL FOR YOUR INFORMATION ONLY; YOU CANNOT USE IT TO TENDER SHARES WE HOLD FOR YOUR ACCOUNT.

  Please instruct us as to whether you wish us to tender any or all of the Shares we hold for your account on the terms and subject to the conditions of the Offer.

  We call your attention to the following:

    1. You may tender Shares either (i) at prices determined by you not in excess of $27.00 nor less than $24.50 per Share or (ii) the price determined by the Company in accordance with the terms of the Offer, as indicated in the attached Instruction Form, net to you in cash.

    2. You may designate the priority in which your Shares shall be purchased in the event of proration.

    3. The Offer is not conditioned upon any minimum number of Shares being tendered.

    4. The Offer, proration period and withdrawal rights will expire at 12:00 Midnight, New York City time, on Friday, September 11, 1998, unless the Company extends the Offer.

    5. The Offer is for up to 17,000,000 Shares, constituting approximately 10% of the outstanding Shares.

    6. Tendering shareowners will not be obligated to pay any brokerage commissions, solicitation fees, or, subject to Instruction 7 of the Letter of Transmittal, stock transfer taxes on the Company's purchase of Shares pursuant to the Offer. However, a tendering shareowner who holds Shares with such shareowner's Custodian (as defined in the Offer to Purchase) may be required by such Custodian to pay a service charge or other fee.

    7. If you beneficially own an aggregate of fewer than 100 Shares, and you instruct us to tender on your behalf all such Shares at or below the Purchase Price prior to the Expiration Date (as defined in the Offer to Purchase) and complete the item captioned "Odd Lots" in the attached Instruction Form, the Company, upon the terms and subject to the conditions of the Offer, will accept all such Shares for purchase before proration, if any, of the purchase of other Shares properly tendered at or below the Purchase Price.

    8. If you wish to tender portions of your Shares at different prices, you must complete a separate Instruction Form for each price at which you wish to tender each such portion of your Shares. We must submit separate Letters of Transmittal on your behalf for each price you will accept.

    9. The Company has announced that the quarterly common stock dividend payable on October 1, 1998 will be reduced to $.25 per share ($1.00 annualized rate) from its previous level of $.4175 per share ($1.67 annualized rate). Shares purchased pursuant to the Offer will receive the October 1 dividend.

  If you wish to have us tender any or all of your Shares, please so instruct us by completing, executing and returning to us the attached Instruction Form. An envelope to return your Instruction Form to us is enclosed. If you authorize us to tender your Shares, we will tender all such Shares unless you specify otherwise on the attached Instruction Form.

  YOUR INSTRUCTION FORM SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF ON OR BEFORE THE EXPIRATION DATE OF THE OFFER. THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON FRIDAY, SEPTEMBER 11, 1998, UNLESS THE COMPANY EXTENDS THE OFFER.

  As described in Section 1 of the Offer to Purchase, if more than 17,000,000 Shares have been properly tendered at prices at or below the Purchase Price and not withdrawn prior to the Expiration Date (as defined in the Offer to Purchase), the Company will purchase properly tendered Shares in the following order of priority:

    (a) First, all Shares properly tendered and not withdrawn prior to the Expiration Date by any Odd Lot Owner who:

      (1) tenders all Shares beneficially owned by such Odd Lot Owner at a price at or below the Purchase Price (tenders of less than all Shares owned by such shareowner will not qualify for this preference); and

      (2) completes the box captioned "Odd Lots" on the Letter of Transmittal and, if applicable, on the Notice of Guaranteed Delivery; and

    (b) Second, after purchase of all of the foregoing Shares, all Shares tendered properly at prices at or below the Purchase Price and not withdrawn prior to the Expiration Date, on a pro rata basis (with adjustments to avoid purchases of fractional Shares) as described below.

  The Offer is being made to all owners of Shares. The Company is not aware of any state where the making of the Offer is prohibited by administrative or judicial action pursuant to a valid state statute. If the Company becomes aware of any valid state statute prohibiting the making of the Offer, the Company will make a good faith effort to comply with such statute. If, after such good faith effort, the Company cannot comply with such statute, the Offer will not be made to, nor will tenders be accepted from or on behalf of, owners of Shares in such state. In those jurisdictions whose securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on behalf of the Company by the Dealer Manager or one or more registered brokers or dealers licensed under the laws of such jurisdictions.

                                INSTRUCTION FORM
                            FOR TENDER OF SHARES OF
                              PP&L RESOURCES, INC.

  Please tender to PP&L Resources, Inc. (the "Company"), on (our) (my) behalf, the number of Shares indicated below, which are beneficially owned by (us) (me) and registered in your name, upon the terms and subject to the conditions contained in the Offer to Purchase of the Company dated August 14, 1998, and the related Letter of Transmittal, the receipt of both of which is acknowledged.

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                 NUMBER OF SHARES TO BE TENDERED:       SHARES

                 (UNLESS INDICATED OTHERWISE ABOVE, ALL SHARES
                 HELD BY US FOR YOUR ACCOUNT WILL BE TENDERED)
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                                ODD LOTS

              (SEE INSTRUCTION 8 OF LETTER OF TRANSMITTAL)

   By checking this box the undersigned represents that the undersigned owns, beneficially or of record, an aggregate of fewer than 100 Shares and is tendering all of such Shares: [_]
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                           CHECK ONLY ONE BOX BELOW.
           IF MORE THAN ONE BOX IS CHECKED OR IF NO BOX IS CHECKED,
                      THERE IS NO PROPER TENDER OF SHARES

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               SHARES TENDERED AT PRICE DETERMINED BY SHAREOWNER
                 (SEE INSTRUCTION 5 OF LETTER OF TRANSMITTAL)
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   BY CHECKING ONE OF THE FOLLOWING BOXES BELOW INSTEAD OF THE BOX UNDER
 "SHARES TENDERED AT PRICE DETERMINED PURSUANT TO THE OFFER", THE UNDERSIGNED HEREBY TENDERS SHARES AT THE PRICE CHECKED. THIS ACTION COULD RESULT IN NONE OF THE SHARES BEING PURCHASED IF THE PURCHASE PRICE FOR THE SHARES IS LESS THAN THE PRICE CHECKED. A SHAREOWNER WHO DESIRES TO TENDER SHARES AT MORE THAN ONE PRICE MUST COMPLETE A SEPARATE INSTRUCTION FORM FOR EACH PRICE AT WHICH SHARES ARE TENDERED. THE SAME SHARES CANNOT BE TENDERED AT MORE THAN ONE PRICE.

        PRICE (IN DOLLARS) PER SHARE AT WHICH SHARES ARE BEING TENDERED

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[_] $24.50 [_] $24.75 [_] $25.00 [_] $25.25  [_] $25.50 [_] $25.75 [_] $26.00
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[_] $26.25 [_] $26.50 [_] $26.75 [_] $27.00
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                                       OR

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          SHARES TENDERED AT PRICE DETERMINED PURSUANT TO THE OFFER
                (SEE INSTRUCTION 5 OF LETTER OF TRANSMITTAL)

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 [_]The undersigned wants to maximize the chance of having the Company purchase all the Shares the undersigned is tendering (subject to the possibility of proration). Accordingly, by checking this ONE BOX
    INSTEAD OF ONE OF THE PRICE BOXES ABOVE, the undersigned hereby tenders Shares and is willing to accept the Purchase Price determined by the
    Company in accordance with the terms of the Offer. This action could result in receiving a price per Share of as low as $24.50 or as high as $27.00.
--------------------------------------------------------------------------------

  THE METHOD OF DELIVERY OF THIS DOCUMENT IS AT THE OPTION AND RISK OF THE TENDERING SHAREOWNER. IF DELIVERY IS BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED, IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE DELIVERY.

  THE BOARD OF DIRECTORS OF THE COMPANY HAS AUTHORIZED THE OFFER. HOWEVER, NEITHER THE COMPANY NOR ITS BOARD OF DIRECTORS MAKES ANY RECOMMENDATION TO SHAREOWNERS AS TO WHETHER TO TENDER OR REFRAIN FROM TENDERING THEIR SHARES OR AS TO THE PURCHASE PRICE OF ANY TENDER. EACH SHAREOWNER MUST MAKE HIS OR HER OWN DECISION WHETHER TO TENDER SHARES AND, IF SO, HOW MANY SHARES AND AT WHAT PRICE OR PRICES SHARES SHOULD BE TENDERED.



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            SIGNATURE(S)

                                                         ADDRESS

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    PLEASE TYPE OR PRINT NAME(S)                  (INCLUDING ZIP CODE)



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                                             AREA CODE AND TELEPHONE NUMBER

                                          DATE:                          , 1998
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    (TAX IDENTIFICATION OR SOCIAL
          SECURITY NUMBER)